===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Overseas Partners LTD
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            OVERSEAS PARTNERS LTD.

                               Mintflower Place
                              8 Par-la-Ville Road
                            Hamilton HM GX, Bermuda

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREOWNERS
                                August 8, 2001

To Our Shareowners:

  The Annual General Meeting of Shareowners of Overseas Partners Ltd. ("OPL" or the "Company"), a Bermuda company, will be held at the Company's offices at Mintflower Place, 8 Par-la-Ville Road, Hamilton, Bermuda, on August 8, 2001 at 9:00 A.M., for the following purposes:

    1. To elect members of the Board of Directors to serve until the next Annual General Meeting of shareowners; and

    2. To confirm the appointment of Deloitte & Touche, Chartered
       Accountants, as independent auditors of OPL for the year ending December 31, 2001; and

    3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on May 30, 2001, as the record date for the determination of shareowners entitled to notice of, and to vote at, the meeting.

  By order of the Board of Directors.

                                          Malcolm C. Furbert
                                          Secretary

Hamilton, Bermuda
July 1, 2001

  IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOUR SHARES ARE HELD IN CUSTODY BY FIRST UNION NATIONAL BANK, KINDLY SIGN AND RETURN THE ENCLOSED LETTER OF INSTRUCTION TO ASSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                            OVERSEAS PARTNERS LTD.

                               Mintflower Place
                              8 Par-la-Ville Road                  July 1, 2001
                            Hamilton HM GX, Bermuda

                                PROXY STATEMENT

  The accompanying proxy is solicited by the Board of Directors (the "Board") of Overseas Partners Ltd., a Bermuda company ("OPL" or the "Company"), for the Annual General Meeting of Shareowners to be held on August 8, 2001 (the "Meeting"). The proxy and proxy statement are being mailed to shareowners on or about July 1, 2001. In addition to solicitation by mail, proxies may be personally solicited at the direction of OPL's officers. The expense of proxy solicitation will be paid by OPL.

  Only shareowners of record at the close of business on May 30, 2001 will be entitled to vote at the Meeting. At the close of business on May 30, 2001, there were 119,217,063 shares of Common Stock, $0.10 par value ("Common Stock"), outstanding and entitled to vote at the Meeting. Holders of Common Stock are entitled to one vote per share on all matters voted on by shareowners, except that under OPL's Bye-laws, the voting rights of any shareowner (other than certain shareowners set forth in OPL's Bye-laws) who beneficially own more than 10 percent of the voting stock would be scaled back so that such shareowner would only be entitled to cast one one-hundredth of a vote with respect to each share owned in excess of 10 percent. No dissenters' rights are applicable to the matters being voted upon.

  It is intended that all shares of Common Stock represented by properly executed proxies, unless otherwise specified on the proxy, will be voted FOR the election of the persons nominated by the Board to be directors, and FOR the appointment of Deloitte & Touche as independent auditors. A shareowner has the right to revoke his or her proxy by sending written notice of revocation to the Secretary of OPL, provided the notice is received by the Company no later than August 1, 2001, or by submitting a subsequent proxy that is received by the Company no later than August 1, 2001, or by voting in person at the Meeting.

  Saul & Co., nominee for First Union National Bank ("First Union"), P.O. Box 41784, Philadelphia, PA 19101-1784 is the record owner of 97,898,144 shares, constituting 83% of OPL's outstanding Common Stock as of May 30, 2001. These shares are held by First Union as custodian for shareowners who have elected not to have their shares registered in their name. First Union will forward this notice of meeting and proxy statement to these beneficial owners.

  Owners of Common Stock held by First Union as custodian may direct the voting of their shares by executing and returning to First Union before August 1, 2001, the Letter of Instruction that they receive along with this notice of meeting and proxy statement. Shares for which no instructions are timely received will be voted by First Union. First Union has advised OPL that it intends to vote such shares FOR the election of the persons nominated by the Board to be directors, and FOR the appointment of Deloitte & Touche as independent auditors.

  As used in this Proxy Statement, "dollars" and "$" refer to United States dollars.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

Nominees For Election as Directors

  A Board of five directors will be elected at the Meeting. All of the current directors have been nominated for re-election by the Board. The directors propose leaving one Board position vacant until the Board of Directors appoints a qualified person to fill the vacancy, or proxies are voted for the election of a nominee at the Meeting in accordance with OPL's Bye-laws. The directors elected at the Meeting will serve until the next Annual General Meeting and until the election and qualification of their successors, or until their appointment is terminated in accordance with OPL's Bye-laws.

  All of the nominees have consented to serve if elected, but if any becomes unable or unwilling, proxies may be voted for the election of a substitute nominee or the Board may elect to reduce the number of directors to be elected at the Meeting and to fill any resulting vacancies on the Board subsequent to the Meeting. In accordance with Bermuda law, a quorum of directors is ordinarily resident in Bermuda. OPL Bye-laws provide that two directors shall constitute a quorum.

  Set forth below is certain biographical information concerning each of the nominees for election as director.
-------------------------------------------------------------------------------

                 Robert J. Clanin          Age 57           Director since 1994
[PICTURE OF
ROBERT J.          Prior to becoming a director, Mr. Clanin served as Vice
CLANIN           President of OPL from June 1990 to August 1994. He served as
APPEARS          Senior Vice President, Treasurer and Chief Financial Officer
HERE]            of United Parcel Service of America, Inc. ("UPS") from 1994 until his retirement on January 8, 2001. Mr. Clanin also retired from the UPS Management Committee effective January
                 8, 2001. He served on the UPS Board of Directors from 1996 until his retirement on January 8, 2001.

-------------------------------------------------------------------------------

                 D. Scott Davis           Age 49            Director since 1999
[PICTURE OF
D. SCOTT DAVIS     Mr. Davis served as President and Chief Executive Officer
APPEARS HERE]    of OPL from January 7, 1999 until his resignation on January
                 4, 2000 and March 30, 2000, respectively. After his resignation as CEO, Mr. Davis accepted the position of Vice
                 President of Finance for UPS and on January 8, 2001 was appointed Senior Vice President, Treasurer and Chief
                 Financial Officer of UPS. Mr. Davis also serves as a member of the UPS Management Committee, which oversees the day-to-day management of UPS. From May 1985 until January 1999, he served as Vice President--Finance and Accounting for UPS, where his responsibilities for several years included banking, investments, financial reporting and shareowner relations. Mr. Davis serves on the Finance Committee of the Georgia Council on Economic Education.

-------------------------------------------------------------------------------

                 Mary R. Hennessy          Age 49           Director since 2000
[PICTURE OF
MARY R.            Ms. Hennessy was elected President and Chief Operating
HENNESSY         Officer of OPL on January 4, 2000 and Chief Executive Officer
APPEARS HERE]    on April 1, 2000. Prior to her appointment at OPL,
                 Ms. Hennessy held positions at TIG Holdings, Inc. from 1996 to 1999, a NYSE-publicly traded insurance holding company, initially as Executive Vice President and Chief Underwriting
                 Officer and then as President and Chief Operating Officer.
                 From 1988 to 1996, she served as President of Am-Re Services,
                 Inc., Chairman and Chief Executive Officer of Am-Re
                 Consultants, Inc. and Senior Vice President and Chief Actuary for American Re-Insurance Company. She is also a director of Annuity and Life Re Holdings Ltd., an insurer based in Bermuda.

-------------------------------------------------------------------------------

                 Joseph M. Pyne           Age 53            Director since 1995
[PICTURE OF
JOSEPH M.          Mr. Pyne has served as Senior Vice President of Corporate
PAYNE            Development for UPS since 1996. In this capacity, he directs
APPEARS HERE]    UPS's worldwide marketing, electronic commerce, advertising, public relations, the UPS Logistics Group, UPS Capital
                 Corporation and other subsidiaries that enable global commerce. From 1995 to 1996, he was the Vice President of Marketing at UPS and served as UPS National Marketing
                 Planning Manager from 1989 to 1995. Mr. Pyne is a member of the Conference Board and the Council of Logistics Management.
                 He is also a member of the Board of Trustees for the UPS
                 Foundation.

-------------------------------------------------------------------------------

                 Cyril E. Rance            Age 66           Director since 1995
[PICTURE OF
CYRIL E.           Mr. Rance was President and Chief Executive Officer of a
RANCE            large Bermuda insurer until his retirement in 1990. He has
APPEARS HERE]    more than 40 years experience in all aspects of the insurance industry. He also has had a long and varied career in civic and government service, including 10 years as a member of the Bermuda Parliament. He is a director of XL Capital Ltd., an insurance holding company, and of several international companies registered in Bermuda.

-------------------------------------------------------------------------------


              The Board of Directors Recommends That Shareowners
                  Vote FOR the Election of The Nominees Named

Meetings and Committees of the Board of Directors

  The Board of Directors held five meetings during 2000. During the year ended December 31, 2000, all incumbent directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of which they were a member (during the period served).

  The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

Executive Committee

  Messrs. Davis and Clanin and Ms. Hennessy, with Mr. Clanin as Chairman, constitute the Executive Committee of the Board. This Committee has been authorized by OPL's Board of Directors to exercise all of the powers of the Board except those acts that by law must be performed by the Board itself. The Executive Committee did not hold any meetings in 2000.

Audit Committee

  Messrs. Pyne, Clanin and Rance, with Mr. Pyne as Chairman, constitute the members of the Audit Committee. The Audit Committee meets periodically with management, independent auditors, appropriate financial personnel and internal auditors to consider the adequacy of the internal controls and the objectivity of financial reporting. Both the internal auditors and the independent auditors have unrestricted access to the Audit Committee. During 2000, the Chief Executive Officer periodically sat in meetings of this Committee but did not participate in discussions on audit matters or in private sessions with internal or external audit personnel. The Audit Committee recommends to the Board the appointment of the independent auditors. The Audit Committee met four times during 2000.

Compensation Committee

  Messrs. Rance, Clanin and Davis, with Mr. Rance as Chairman, constitute the members of the Compensation Committee. The Compensation Committee is responsible: (i) for recommending to the Board of Directors the appropriate compensation of outside directors; (ii) for determining the compensation of the Chief Executive Officer; and (iii) for approving the compensation of the other officers of OPL and its subsidiaries upon the recommendation of the Chief Executive Officer. The Compensation Committee met four times in 2000.

Nominating Committee

  Messrs. Clanin, Davis and Rance, with Mr. Clanin as Chairman, constitute the members of the Nominating Committee. This Committee is responsible for recommending director nominees to the Board of Directors and will consider nominees recommended by shareowners. Shareowners may submit their recommendations in writing to the attention of the Secretary of OPL. The Committee will consider nominations for the 2002 Annual General Meeting (the "2002 Meeting") if they are received by OPL not more than 60 days and not less than 30 days in advance of the 2002 Meeting. However, in the event that the Company gives shareowners less than 40 days' notice of the date of the 2002 Meeting, nominations by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2002 Meeting was mailed, or public disclosure was made, whichever occurs first. The Nominating Committee met once in 2000.

Directors Compensation

  Directors who are employees of OPL receive no additional compensation for their service as directors or as members of committees appointed by the Board of Directors. For 2000, non-employee directors received a fee of $10,000 per board meeting attended. Non-employee members of the Audit, Compensation and Nominating Committees received an additional fee of $1,250 for each Committee meeting attended.

Certain Business Relationships

Common Relationships With UPS

  OPL was organized under Bermuda law in June 1983 by UPS. On December 31, 1983, prior to commencing operations, OPL was spun off when UPS paid a special dividend to shareowners of one share of Common Stock for each share of UPS common stock outstanding as of November 18, 1983, resulting in the distribution of approximately 97% of the outstanding Common Stock.

  OPL was organized to reinsure shipper's risks relating to packages carried by subsidiaries of UPS as a common carrier as well as to underwrite other reinsurance for insureds unaffiliated with UPS. Since commencing operations on January 1, 1984, OPL's primary reinsurance business was reinsuring insurance issued by United States-based insurance companies unaffiliated with UPS or OPL. On August 31, 1999, the primary insurer notified OPL that effective October 1, 1999, UPS intended to provide shipper's risk insurance for its customers through a UPS subsidiary. With the cancellation of the shipper's risk reinsurance, OPL no longer receives revenue from this program. On
March 23, 2000, with an effective date of October 1, 1999, OPL entered into a Claims Handling Agreement with UPS Re Ltd. ("UPS Re"), a subsidiary of UPS. Under this agreement, UPS Re provides OPL with claims administration services for the run-off of the shipper's risk reinsurance contracts for an annual fee of $25,000.

  OPL's reinsurance business has also included reinsurance of workers' compensation insurance issued by another unaffiliated United States-based insurance company covering risks of a UPS subsidiary in the State of California.

  Three members of OPL's Board of Directors served as officers of UPS during 2000. Mr. Robert J. Clanin served as Vice President, Treasurer and Chief Financial Officer of UPS from 1994 until his retirement on January 8, 2001, Mr. Joseph M. Pyne serves as Senior Vice President--Corporate Marketing of UPS and Mr. D Scott Davis served as Vice President of Finance for UPS from April 1, 2000 until his appointment as Vice President, Treasurer and Chief Financial Officer of UPS on January 8, 2001. As such, these individuals had an interest in transactions occurring between the Company and UPS in 2000. In considering which risks related to UPS's business to reinsure, directors of OPL who are also officers and shareowners of UPS must consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. OPL does not have any formal conflict resolution procedures.

  OPL's business includes leasing certain real estate property to subsidiaries of UPS through Overseas Capital Co. ("OCC"). OPL has guaranteed OCC's performance of the leasing arrangements described below. In December 1989, OCC acquired from UPS the Ramapo Ridge facility (the "Facility"). Beginning in July 1990, the Facility was leased to UPS for an initial term ending in 2019, with options to renew the lease thereafter. UPS uses the Facility as a data processing, telecommunications and operations center. Lease payments have fixed and variable components. The fixed component provides for aggregate lease payments of approximately $216 million over the initial term of the lease. The variable component of the lease payments is based on the number of customer accounts maintained by UPS.

  OCC has irrevocably assigned the right to receive the fixed component of rentals on the Facility lease to its subsidiary, OPL Funding Corp. ("OPL Funding"). OPL Funding pledged its interest in these payments to secure bonds issued to finance the acquisition of the Facility. UPS's obligation to pay the fixed rentals to OPL Funding is absolute and unconditional during the initial term of each lease, and continues after an early lease termination unless

UPS pays to OPL Funding an amount sufficient to defease the remaining interest payments on the bonds. In the event that OCC fails to pay certain income taxes, UPS is obligated to pay additional rentals to provide for such taxes. OCC is required to reimburse UPS the amount of any such termination or tax payments.

  Under the lease, UPS has an option to purchase the building in which the data processing facility is located at the higher of fair market value or settlement value prevailing at that time. In 2000 OCC received rental payments of approximately $18.5 million in the aggregate from UPS pursuant to the lease described above.

Stock Ownership of Certain Beneficial Owners and Management

  Set forth below is information relating to the beneficial ownership of OPL Common Stock by (i) each director or director nominee, (ii) the Chief Executive Officer ("CEO") and the Company's other four most highly compensated executive officers for 2000 (the "Named Executive Officers"), and (iii) all directors and Named Executive Officers as a group. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise indicated.

  No individual or group known to the Company beneficially owns more than five percent of the outstanding shares of OPL Common Stock.

                                 Common Stock Held as of May 30, 2001(1)
                           ---------------------------------------------------
                                        Additional Shares in
                                        which the Director or
                                           Nominee has, or
                              Shares     Participates in the
                           Beneficially Voting or Investment  Total Shares and
           Name              Owned(2)         Power(3)        Percent of Class
           ----            ------------ --------------------- ----------------
Mark R. Bridges...........     8,966             --               8,966(0.01%)
Michael J. Cascio.........      --               --                  --
Robert J. Clanin..........    35,715          5,130,564       5,166,279(4.30%)
Mark B. Cloutier..........      --               --                  --
D. Scott Davis............    17,791             --              17,791(0.01%)
Mary R. Hennessy..........      --               --                  --
Joseph M. Pyne............    21,977             --              21,977(0.01%)
Cyril E. Rance............     2,000             --               2,000(0.00%)
All directors and Named
 Executive Officers as a
 group (8 persons)........    86,499          5,130,564       5,217,013(4.34%)

-----------
(1) These holdings are reported in accordance with regulations of the Securities and Exchange Commission (SEC) requiring the disclosure of shares as to which directors and officers hold voting or disposition power, notwithstanding the fact that they are held in a fiduciary, rather than a personal, capacity and that the power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither officers nor directors of OPL.
(2) The amounts shown in this column include an aggregate of 14,123 shares owned by or held in trust for members of the families of Mr. Clanin as to which they disclaim beneficial ownership.
(3) None of the directors, nominees, other officers or members of their families, have any ownership rights in the shares listed in this column. Of the shares 4,793,402 are owned by a charitable foundation on whose Board of Trustees Mr. Clanin and other persons serve and 337,162 shares are held by a charitable foundation of which Mr. Clanin and other persons are trustees.

                            EXECUTIVE COMPENSATION

  The following table shows the compensation paid or to be paid by OPL or any of its subsidiaries in 2000, 1999 and 1998 to the following Named Executive Officers in all capacities in which they served:

                          Summary Compensation Table
                          --------------------------

                                      Annual Compensation                Long-Term Compensation
                         --------------------------------------------- ---------------------------
                                                                                 Awards
                                                                       ---------------------------
                                                                       Restricted    Securities
Name and Principal                                     Other Annual       Stock      Under-Lying
Position                 Year Salary($) Bonus($)(6) Compensation($)(7) Award(s)($) Options/SARs(#)
------------------       ---- --------- ----------- ------------------ ----------- ---------------
Mary R. Hennessy........ 2000  400,000        --         156,000           --          84,311
 President and Chief
 Executive Officer(1)

Mark R. Bridges......... 2000  240,000        --          96,000           --          36,414
 Chief Financial Officer 1999  171,875    176,135        135,000           --           7,021
 and Treasurer(2)        1998  104,000        --          84,375           --             --

D. Scott Davis.......... 2000   53,500        --             --            --             --
 President and Chief     1999  225,500    112,680         96,000           --          13,480
 Executive Officer(3)

Michael J. Cascio....... 2000  280,000        --         120,000           --          49,181
 Chief Underwriting
 Officer(4)

Mark B. Cloutier........ 2000   24,615    100,000         29,567           --             --
 OPRe Chief Claims
 Officer(5)

-----------
(1) Ms. Hennessy commenced employment with OPL in January 2000.
(2) Mr. Bridges commenced employment with OPL in May 1998.
(3) Mr. Davis commenced employment with OPL in January 1999 and resigned in March 2000.
(4) Mr. Cascio commenced employment with OPL in January 2000 as Chief Underwriting Officer. On February 1, 2001 Mr. Cascio was appointed President and Chief Executive Officer of OPUS Re.
(5) Mr. Cloutier commenced employment with OPL in November 2000.
(6) The 1999 bonus amounts include awards in respect of performance for both 1998 (awarded and paid in January 1999) and 1999 (awarded and paid in November 1999). No performance bonuses were awarded during 2000. Amounts awarded in 2001 in relation to 2000 performance will be reported in 2001. Mr. Cloutier received a signing on bonus in November 2000.
(7) Other annual compensation consists of housing allowances.

Stock Appreciation Rights--Grants

  The following table sets forth information concerning grants of Stock Appreciation Rights ("SARs") to the Named Executive Officers in 2000:

                    Options/SAR Grants in 2000 Fiscal Year
                    --------------------------------------

                                                                              Potential
                                                                             Realizable
                                                                              Value At
                                                                           Assumed Annual
                                                                           Rates of Stock
                                         Individual Grants                     Price
                         -------------------------------------------------  Appreciation
                          Number of  Percent of Total                            for
                         Securities    Options/SARs   Exercise              Options/SARs
                         Underlying     Granted To     Of Base                 Term(3)
                         Option/SARs   Employees In     Price   Expiration ---------------
Name                     Granted(#)    Fiscal Year    ($/Sh)(1)  Date(2)    5%($)  10%($)
----                     ----------- ---------------- --------- ---------- ------- -------
Mary R. Hennessy........   84,311          21.0%        21.50    04/30/03  285,725 600,000

Mark R. Bridges.........    2,690           0.7%        19.84    04/30/04   14,725  32,583
                           33,724           8.4%        21.50    04/30/03  114,289 240,000

Michael J. Cascio.......   49,181          12.3%        21.50    04/30/03  166,671 350,000

Mark C. Cloutier........      --            --            --          --       --      --

D. Scott Davis..........      --            --            --          --       --      --

-----------
(1) Represents the price of OPL Common Stock on the date of the original grant of the SAR.
(2) Rights may only be exercised for cash during the four-week period prior to the expiration date.
(3) Based on actual term of SARs and annual compounding. The dollar amounts in these columns are the result of calculations at the assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of shares of Common Stock.

Stock Appreciation Rights Exercises and Holdings

  The following table sets forth information concerning the value of the SARs of the Named Executive Officers on December 31, 2000. No SARs were exercised by any Named Executive Officers during 2000.

             Aggregated Options/SARs Exercised in Fiscal Year 2000
             -----------------------------------------------------

                                                   Number Of Securities
                                                  Underlying Unexercised        Value of Unexercised
                                                  Options/SARs At Fiscal      In-The-Money Options/SARs
                           Shares                       Year-End(#)            At Fiscal Year-End ($)
                         Acquired On    Value    ------------------------- -------------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable(1) Unexercisable(1)
----                     ----------- ----------- ----------- ------------- -------------- ----------------
Mary R. Hennessy........     --          --            0        84,311            0               0
Mark R. Bridges.........     --          --            0        43,435            0               0
Michael J. Cascio.......     --          --            0        49,181            0               0
Mark B. Cloutier........     --          --          --            --           --              --
D. Scott Davis..........     --          --          --            --           --              --

-----------
(1) Based on fair value per share of OPL Common Stock, as determined by the Board of Directors, as of December 31, 2000 minus the fair value per share of OPL Common Stock at the time of grant of the SAR.

           COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Board of Directors has provided the following report on Executive Compensation:

  The Compensation Committee of the Board of Directors has responsibility for determining the compensation of the Chief Executive Officer ("CEO") and for approving the compensation of the other officers of OPL and its subsidiaries upon the recommendation of the CEO. Overall compensation for 2000, included salary, bonus and Stock Appreciation Rights ("SARs"). The Committee also determines cost of living allowances to be paid to executive officers residing in Bermuda. The Committee is assisted in carrying out its responsibility by OPL management and by outside consultants.

  In determining appropriate compensation levels, the Committee reviews data for comparable positions at reinsurance and real estate investment companies in Bermuda and the United States. Based on data received, the 2000 compensation of OPL's executive officers was less than the median compensation levels of the companies studied. (The companies studied were not limited to those in the Standard & Poor's 500 Index and the Standard & Poor's Multi-Line Insurance Companies Index used in the performance graph following this report.)

  Currently, all elements of the compensation package are payable in cash. In determining the salaries and bonuses of the CEO and other executive officers, the Committee does not employ formulas but instead exercises its judgment based on considerations including overall responsibilities, experience and ability, ability to work with others, performance against budget, prior year compensation and the compensation programs of the particular officer's previous employer. The Committee gave no formal weighting to any of the considerations.

  SARs granted are long-term awards intended to promote growth in shareowner value and continuity of employment. The number of SARs granted to a particular employee is determined by a formula based on the salary of the recipient at the time of grant. The CEO's percent of base is 150%, while the other Named Executive Officers percent of base is in the range from 100% to 125%. The amount received upon exercise of the award depends on the performance of OPL Common Stock over the period between the date of grant and the date of exercise. No SARs were awarded to the retiring CEO.

  Housing allowances are intended to subsidize the executive officers cost of rental and are determined at the sole discretion of the Committee.

  The Company is not subject to Section 162(m) of the Internal Revenue Service Code.

                                          The Compensation Committee

                                          Cyril E. Rance, Chairman
                                          Robert J. Clanin
                                          D. Scott Davis

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is comprised of the following members--Cyril E. Rance (Chairman), D. Scott Davis and Robert J. Clanin. Two members of the Compensation Committee of the Board of Directors of OPL were officers of OPL. Robert J. Clanin served as Vice President of OPL from 1990 until 1994, and D. Scott Davis served as President and Chief Executive Officer of OPL from January 1999 until March 2000.

Performance Graph

  The following graph shows a five year comparison of cumulative total shareowner returns for OPL, the Standard & Poor's 500 Index (the S&P 500) and the Standard & Poor's Multi-Line Insurance Companies Index (the S&P Multi-
Line). The comparison of the cumulative total returns on investment (change in annual stock price plus reinvested dividends) for each of the annual periods assumes that $100 was invested on December 31, 1995 in each of OPL's Common Stock, the S&P 500 and the S&P Multi-Line.

               Comparison of Five-Year Cumulative Total Returns
                        (OPL, S&P 500, S&P Multi-Line)
                       [Performance Graph Appears Here]



                     Dec-95     Dec-96     Dec-97     Dec-98     Dec-99     Dec-00
 ---------------------------------------------------------------------------------
   S&P Multi-Line    100.00     120.93     187.16     208.67     273.95     380.56
 ---------------------------------------------------------------------------------
      S&P 500        100.00     122.68     160.08     202.20     241.25     217.00
 ---------------------------------------------------------------------------------
        OPL          100.00     124.67     149.17     174.00     189.17     151.67

  OPL Common Stock is not listed on a securities exchange or traded in the over-the-counter market. Prior to November 23, 1999, the price of OPL Common Stock was equal to the book value of OPL Common Stock on December 31 of the prior year as reported in OPL's Annual Report to Shareowners. After November 23, 1999, the price of OPL Common Stock was equal to the fair value. In determining the fair value, the Board considers a variety of factors, including past and current earnings and cash flow, the present value of discounted projected future earnings and cash flow, the stock price, earnings and book value of comparable companies, industry considerations, liquidity, debt-to-equity ratios and industry multiples as well as opinions furnished from time to time by investment counselors acting as independent appraisers. In its determination of the price to be paid for our stock, the Board has not followed any predetermined formula. It has considered a number of formulas commonly used in the evaluation of securities of closely held and publicly held companies, but its decisions have been based primarily on the judgment of the Board as to our long-range prospects rather than what the Board considers to be short-range trends relating to our Company or to the values of comparable companies. The Board does consider factors generally affecting the market prices of publicly traded securities within the reinsurance market, and prolonged changes in those prices could have an effect on fair value. One factor in determining the price at which securities trade in the organized securities markets is that of supply and demand. When demand is high in relation to the shares that investors seek to sell, prices tend to increase, while prices tend to decrease when demand is low in relation to shares being sold. Our Board of Directors does not give significant weight to supply-demand considerations in determining the fair value of OPL Common Stock.

  The Board will evaluate the fair value on a semi-annual basis, with evaluations occurring in February and August of each year.

Report of the Audit Committee

  The Audit Committee of Overseas Partners Ltd. (the "Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors ("Annex A"). The members of the Committee are Joseph M. Pyne (Chairman), Robert J. Clanin and Cyril E. Rance. The Committee recommends to the Board of Directors, subject to shareowner ratification, the selection of the Company's independent auditors.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

  Based upon the review of the consolidated audited financial statements and the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

The Audit Committee

Joseph M. Pyne, Chairman
Robert J. Clanin
Cyril E. Rance

Independence of Audit Committee Members

  The members of the Audit Committee are Messrs. Pyne, Rance and Clanin. Messrs. Clanin and Pyne are not "independent" directors as that term is defined in the NASD listing standards and NYSE rules due to their positions with UPS. The Board determined to include both Messrs. Clanin and Pyne on the Audit Committee because of its belief that they are qualified to serve in that capacity and the fact that the Company has no independent directors other than Mr. Rance, who is "independent" as defined in the NASD listing standards and NYSE rules and who also serves on the committee.

Fees Paid to Independent Auditors

Audit Fees

  The aggregate fees, including expenses reimbursed, billed or expected to be billed by Deloitte & Touche for professional services rendered for the audit of the Company's annual consolidated financial statements and examination of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000 were $491,175.

Financial Information Systems Design and Implementation Fees

  Deloitte & Touche billed, or is expected to bill, $56,409 for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

  The aggregate fees billed, or expected to be billed, by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and
Implementation Fees", for the fiscal year ended December 31, 2000 were $601,603.

General

  The Audit Committee has determined that the information technology consulting services relating to the financial information systems design and implementation and other non-audit services performed by the independent auditors is compatible with maintaining Deloitte & Touche's independence.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                               (Proposal No. 2)

  The Board recommends, for appointment by the shareowners, Deloitte & Touche, Chartered Accountants, as independent auditors, to audit the consolidated financial statements of OPL for the year ending December 31, 2001 and to prepare a report on such audit. A representative of Deloitte & Touche will not be present at the Annual General Meeting, but officers of OPL will be available to respond to appropriate questions by shareowners.

The Board of Directors Recommends that Shareowners Vote FOR the Appointment of
                  Deloitte & Touche as Independent Auditors.

                              VOTING REQUIREMENTS

  OPL's Bye-laws require that at any Annual General Meeting of Shareowners, two shareowners present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of Common Stock will constitute a quorum for the Meeting. The Bye-laws further provide that any question brought before the Annual General Meeting will be decided by a simple majority of the votes cast, unless otherwise provided by The Companies Act of 1981 of Bermuda.

  The election of directors and the appointment of auditors will be decided by a simple majority of 50% plus one of the votes cast. An abstention will have no effect on the outcome of the voting in respect of the election of directors and appointment of auditors.

                                OTHER BUSINESS

  The Board is not aware of any business other than the election of Directors and the appointment of auditors to be presented for action at the Meeting. However, should any other matters requiring a vote of the shareowners arise, the proxies named in the accompanying proxy or Letter of Instruction will vote in accordance with their own best judgment.

                             SHAREOWNER PROPOSALS

  In order for proposals of shareowners to be considered for inclusion in the proxy materials for the 2002 Meeting, such proposals must be received by OPL not later than March 4, 2002.

  Notice of a proposal which a shareowner wishes to raise at the 2002 Meeting but does not wish to have included in OPL's proxy materials for that meeting must be received by the Secretary of the Company not more than 60 days and not less than 30 days in advance of the 2002 Meeting in order to be considered timely under the Company's Bye-laws. For the 2002 Meeting, the shareowner proposals must be received no earlier than June 7 and no later than July 9. However, in the event that the Company gives shareowners less than 40 days' notice of the date of the 2002 Annual General Meeting, notice of a proposal by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2002 Meeting was mailed or public disclosure was made, whichever first occurs.

                          ANNUAL REPORT ON FORM 10-K

  A copy of OPL's 2000 Annual Report on Form 10K, including financial statements and schedules, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request. The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareowners, or proxy statement, as applicable, to a shareowner at a shared address to which a single copy of the document was delivered.

  Requests should be addressed to:

  Secretary, Overseas Partners Ltd., Mintflower Place, 8 Par-la-Ville Road, Hamilton HM GX, Bermuda.

                                    ANNEX A

               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

1. Purpose

  The Audit Committee (the Committee) is appointed by the Board of Directors. The primary purpose of the Committee is to protect the interests of shareowners. More specifically, the Committee will assist the Board of Directors in fulfilling its oversight function by:

  1. Reviewing and evaluating the Company's risks, policies, procedures and systems of internal controls (including finance, accounting, underwriting, legal compliance and ethical compliance);

  2. Overseeing the financial reporting processes for information provided to shareowners, regulators or the public;

  3. Reviewing and appraising the audit efforts of the Company's independent accountants and internal auditing function.

  The Committee will provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function and the Board of Directors.

  Consistent with its role, the Committee shall promote adherence to, and continuous improvement of, the Company's policies and procedures at all levels.

2. Membership

  The Committee shall be comprised of three or more directors as determined by the Board.

2.1. Eligibility

  .The term of each member shall not exceed four years.

  . All members shall have a working familiarity with basic finance and accounting practices (i.e. a basic financial literacy or the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement).

  . At least one member of the Committee shall have accounting or related financial management expertise.

  . At least one member of the Committee shall have insurance or reinsurance expertise.

2.2. Independence

  Every member shall be an independent outside director, except as otherwise determined by the Board. Independence shall have the meaning as set out in the New York Stock Exchange rules for Audit Committees.

Independence from management shall be compromised if any of the following factors are present:

  . The director has been employed by the Company or any of its subsidiaries for the current year or any of the past three years

  . The director accepts compensation from the Company or any of its subsidiaries other than compensation for board service or benefits under a tax-qualified retirement plan

  . The director is a partner, controlling shareholder or officer of another company that was paid or received greater than $200,000 or 5% of total revenues in any of the past three years

  . The director is employed as an executive of another company where any of the Company's executives serve on that company's compensation committee

3. Meetings

  The full Committee shall meet with the independent auditors at least two times annually, or more frequently as circumstances dictate.

  As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe shall be discussed privately.

4. Responsibilities

  The Committee will primarily fulfill its duties and responsibilities by carrying out the activities enumerated below.

4.1. Risks and internal controls

  . Assess whether management has identified the Company's risks and has implemented adequate controls to mitigate these risks.

  . Determine that these controls are adequate, in place and functioning properly.

  . Review the regular reports to management prepared by internal audit.

  . Review reports prepared by the independent auditors that relate to internal control matters.

  . Review with the internal and independent auditors and management the extent to which recommended changes or improvements in controls have been implemented.

  . Periodically consult with the internal and independent auditors out of the presence of management about the adequacy of internal controls.

  . Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this code.

  . Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

4.2. Financial reporting

  . Understand management's responsibilities and representations

  . Confer with both management and the independent accountants about the completeness, accuracy and presentation of the financial statements

  . Assess the appropriateness of management's selection of accounting principles, and discuss the quality of the accounting principles with management and the external auditor.

  . Review significant or unusual transactions and accounting estimates.

  . Review, with the Company's counsel, any legal matter that could have a significant impact on the organizations financial statements.

  . Determine whether any significant difficulties were encountered during the course of the annual audit, including any restrictions on the scope of work or access to required information.

  . Review any significant disagreements among management and the independent auditors.

  . Review with management and the independent auditor, prior to filing, quarterly and annual financial statements filed with the U.S. Securities and Exchange Commission (such review can be carried out by the Chairman alone, acting on behalf of the Committee, on a quarterly basis)

  . Review the Annual Financial Statements and any reports or other financial information submitted to any government body or the public, including any certification, report, opinion or review rendered by the independent accountants (Before Issuance).

  . Keep abreast of new accounting and reporting standards promulgated by FASB, SEC and other relevant standard setting bodies.

  . Recommend to the board of directors, if appropriate, the adoption of the audited financial statements and their inclusion in the Company's annual report on Form 10-K

  . Issue an annual report for inclusion in the proxy statement outlining the Committee's activities and conclusions reached on oversight matters

4.3. Internal and independent audit processes

  The Committee shall ensure that the internal and independent auditors complement each other, coordinate their audit efforts, and maintain effective communication.

  Internal audit:

  The Committee and the internal auditors shall have unrestricted access to each other. The Committee shall:

  . Participate in the appointment, promotion or dismissal of the internal auditors.

  . Be involved in developing and reviewing the goals of the internal audit

  . Review the scope and results of internal audit's operations and management's responses to the department's recommendations on internal controls and compliance.

  . Review organizational structure and qualifications of the internal audit function.

  Independent auditors:

  The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. In order for the Committee to meet its oversight responsibilities, the Committee shall:

  . Understand the audit engagement's scope and how it is approached

  . Understand the audit results and conclusions

  . Consider the auditor's independence. Members should understand the company's relationship with the independent auditor as well as the range of consulting and non-audit services provided by the independent auditor.

  . Discuss matters with the auditor that could impact on the auditor's independence, and obtain an annual written affirmation of independence from the auditor

  . Review the performance of the independent auditors.

  . Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness.

  . Approve the fees and other compensation to be paid to the independent auditors.

5. Reporting

  The Committee will:

  . Maintain minutes of meetings.

  . Periodically report significant items arising from the Committee's various activities to the Board of Directors.

  . Report annually in the proxy statement, noting that whether the Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by SAS No. 61; and (3) received and discussed with the auditors the matters required by Independent Standards Board Statement No. 1. Further, the Committee will report whether, based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

  . Review and update the audit committee charter periodically, at least annually, as conditions dictate.

  . Publish the Charter in the proxy statement at least once every three years.

     Letter of Instruction to Execute Proxy for Annual General Meeting of
                          Shareowners--August 8, 2001
                            OVERSEAS PARTNERS LTD.
  This Letter of Instruction is Solicited on Behalf of the Board of Directors
                 Attn: MR. THOMAS A. O'CONNELL, Vice President
FIRST UNION NATIONAL BANK
Corporate Trust Operations
P.O. Box 41784
Philadelphia, PA 19101-1784
Dear Sir:
In connection with the annual general meeting of shareowners of OVERSEAS PARTNERS LTD. (the "Company") to be held at the Company's offices in Hamilton, Bermuda on August 8, 2001 at 9:00 A.M. and at any or all adjournments thereof, you are hereby instructed and directed to deliver a proxy to D. Scott Davis, Robert J. Clanin and Joseph M. Pyne, or any of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding in custody for the undersigned as of May 30, 2001.
1. ELECTION OF DIRECTORS:
           Nominees: Robert J. Clanin, D. Scott Davis, Mary R. Hennessy,
           Joseph M. Pyne, Cyril E. Rance
           FOR ALL NOMINEES [_]  AGAINST ALL NOMINEES [_]  ABSTAIN [_]
           FOR ALL NOMINEES EXCEPT THOSE LISTED BELOW [_]
(To vote against any individual nominee, write that nominee's name(s)):
-------------------------------------------------------------------------------
2. FOR [_]  AGAINST [_]  ABSTAIN [_]
                 Appointment of Deloitte & Touche as auditors of the Company for the year ended December 31, 2001.
3. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.
The shares of the Company to which this Letter of Instruction relates shall be voted in the manner directed herein by the undersigned when this Letter has been properly executed. If no direction is made, such shares will be voted FOR proposals 1 and 2.
Dated this      day of                 , 2001.

___________________________________     ________________________________________
SIGNATURE (sign exactly as              SIGNATURE OF CO-OWNER, IF ANY
name appears hereon)                    For joint account, all co-owners must
                                        sign. Executors, administrators,
                                        trustees, etc. should so indicate when
                                        signing.

    The Board recommends a vote "FOR" all nominees in Proposal 1 and "FOR"
                                 Proposal 2.


-------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                           [OVERSEAS PARTNERS LOGO]

                             OVERSEAS PARTNERS LTD.
          This Proxy is Solicited on Behalf of the Board of Directors
       Proxy for Annual General Meeting of Shareowners -- August 8, 2001
  The undersigned hereby appoints D. Scott Davis, Robert J. Clanin and Joseph
M. Pyne, or any of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock standing in the name of the undersigned as of May 30, 2001 at the Annual General Meeting of Shareowners of OVERSEAS PARTNERS LTD. ("OPL" or the "Company"), to be held at the Company's offices in Hamilton, Bermuda on August 8, 2001 at 9:00 A.M., and at any or all adjournments thereof. The undersigned hereby instructs and authorizes said attorneys to vote:

1. ELECTION OF DIRECTORS:
                 Nominees: Robert J. Clanin, D. Scott Davis, Mary R. Hennessy, Joseph M. Pyne, Cyril E. Rance
                 FOR ALL NOMINEES [_] AGAINST ALL NOMINEES [_] ABSTAIN [_] FOR ALL NOMINEES EXCEPT THOSE LISTED BELOW [_]
(To vote against any individual nominee, write that nominee's name(s)):

--------------------------------------------------------------------------------
2. FOR [_]  AGAINST [_]  ABSTAIN [_]
                          Appointment of Deloitte & Touche as auditors of the Company for the year ended December 31, 2001.
3. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.
                                            This proxy when properly executed
                                            will be voted in the manner
                                            directed herein by the undersigned
                                            shareowner. If no direction is
                                            made, this proxy will be voted FOR
                                            the Election of Directors and FOR
                                            Proposal 2.
                                            Dated this      day of
                                                            , 2001.
                                            ___________________________________
                                            SIGNATURE (sign exactly as name
                                            appears hereon)
                                            ___________________________________
                                            SIGNATURE OF CO-OWNER IF ANY
                                            For joint accounts, all co-owners
                                            must sign. Executors,
                                            administrators, trustees, etc.
                                            should so indicate when signing.
The Board recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposal
                                       2.